Exhibit 99
Investor Contact: Michael Robinson — 952-229-7427 or ir@lifetimefitness.com
Media Contact: Jason Thunstrom — 952-229-7435 or jthunstrom@lifetimefitness.com
FOR IMMEDIATE RELEASE
LIFE TIME FITNESS ANNOUNCES SECOND QUARTER 2005 FINANCIAL RESULTS
Company Reports Revenue Growth of 24.8% and Net Income Growth of 42.7% for the Quarter
EDEN PRAIRIE, Minn. (July 28, 2005) — Life Time Fitness, Inc. (NYSE: LTM), a national operator of distinctive and large health and fitness centers, today reported its operating results for the second quarter ended June 30, 2005.
     Second quarter 2005 revenue grew 24.8% to $95.6 million from $76.6 million during the same period last year. Net income during the quarter grew 42.7% to $10.3 million, or $0.28 per diluted share on 36.2 million shares. This compares to net income of $7.2 million, or $0.25 per diluted share on 29.1 million shares, for Q2 2004. For the six months ended June 30, 2005, revenue grew 22.7% to $184.9 million from $150.8 million during the same period last year. Net income grew 43.2% for the same period to $18.4 million, or $0.51 per diluted share, from $12.9 million, or $0.44 per diluted share for the first six months of 2004.
     “Our second quarter financial results demonstrate our continued focus and execution on our fundamental growth strategies, including new center growth, membership ramp, and increasing in-center revenue,” said Bahram Akradi, Life Time Fitness chairman and chief executive officer. “During the quarter, we opened a new center in Cinco Ranch, Texas, — the company’s third location in Houston. In early July, we opened our Chanhassen, Minnesota, location, which is our 42nd center nationally. Three additional center openings are planned for the second half of the year. Total memberships grew 20.8% to more than 335,000, driven primarily by the ramp at centers opened in 2004 and both new center and presale activities at six locations since the beginning of 2005. We also are pleased with our in-center revenue growth of 34.6% to $24.0 million during Q2 2005, which was driven primarily by membership ramp, targeted marketing programs, and new products and services. Finally, on July 16, we held our 2005 Life Time Fitness Triathlon, which in just its fourth year, drew more than 2,500 participants from 11 countries and 40 states. Coupled with a same-day national broadcast of the event, the Triathlon represents a powerful branding initiative for our company and a key supporting aspect of our healthy-way-of-life mission.”
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Life Time Fitness Second Quarter 2005 Results — Page 2
Three and Six Months Ended June 30, 2005, Financial Highlights:
Total revenue for the second quarter grew 24.8% to $95.6 million, driven primarily by growth in membership dues and in-center revenue. Total revenue for the first six months of 2005 grew 22.7% to $184.9 million from $150.8 million during the same period last year.
•	Membership dues revenue for the second quarter grew 26.1% to $64.3 million from $51.0 million in Q2 2004. Year-to-date membership dues revenue grew 24.6% to $124.8 million from $100.2 million during the same period last year.

•	Enrollment fee revenue for the second quarter grew 7.5% to $5.5 million, from $5.1 million in Q2 2004. Year-to-date enrollment fee revenue totaled $10.1 million, up from $9.6 million during the prior-year period.

•	In-center revenue for the second quarter grew 34.6% to $24.0 million, from $17.9 million in Q2 2004. Year-to-date in-center revenue grew 33.0% to $46.7 million, compared to $35.1 million during the same period last year.

•	Same-center revenue increased 7.0% during the second quarter compared to the prior-year period.

•	Total revenue per membership averaged $294 in the second quarter, up 4.3% from the prior-year period. Total in-center revenue per membership averaged $75 in the second quarter, up 10.6% from the prior-year period.

•	Other revenue for the second quarter, including media division advertising, our restaurant and external nutritional products sales, totaled $1.8 million compared to $2.7 million in the prior-year period. Year-to-date other revenue totaled $3.3 million compared to $5.9 million in the same period last year.
Total operating expenses during Q2 2005 totaled $75.2 million compared to $60.2 million for Q2 2004, driven primarily by increased expenses to support new centers, membership growth and presale activities at six locations. Year-to-date operating expenses totaled $147.2 million, compared with $120.4 million for the same period last year.
•	Center operating expenses totaled $52.8 million in Q2 2005, compared to $40.5 million in Q2 2004. Year-to-date center operating expenses totaled $102.4 million, compared with $79.5 million during the same period last year.

•	Advertising and marketing expenses totaled $2.6 million for Q2 2005, compared to $2.8 million for the same period last year. Year-to-date advertising and marketing expenses totaled $6.9 million, compared with $6.5 million during the prior-year period.

•	General and administrative expenses totaled $7.3 million for the second quarter, compared to $5.6 million in the prior-year period. For the six months ended June 30, 2005, general and administrative expenses totaled $13.8 million, compared with $11.5 million in the prior-year period.

•	Other operating expenses and depreciation and amortization expenses totaled $12.4 million during Q2 2005, compared to $11.4 million in Q2 2004. Year-to-date operating expenses in the same areas were $24.1 million, compared with $22.9 million in the prior-year period.

•	Total operating margins were 21.4% for Q2 2005, the same as the prior-year period. Year-to-date operating margins were 20.4%, compared with 20.1% for the prior-year period.
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Life Time Fitness Second Quarter 2005 Results — Page 3
Net income during Q2 2005 grew 42.7% to $10.3 million from $7.2 million in Q2 2004, driven by continued revenue growth and efficient use of capital.
•	For the six months ended June 30, 2005, net income grew 43.2% to $18.4 million compared with $12.9 million in the prior-year period.

•	Net income margin for Q2 2005 was 10.8%, up from 9.4% in Q2 2004. The year-to-date net income margin was 10.0%, up from 8.5% for the same period last year.
EBITDA for Q2 2005 grew 26.4% to $29.9 million from $23.6 million in Q2 2004.
•	Year-to-date EBITDA grew 25.4% to $56.2 million from $44.8 million for the same period last year.

•	As a percentage of total revenue, EBITDA was 31.2% in Q2 2005, up from 30.8% in Q2 2004.
Cash flow from operations for the year-to-date period grew 48.6% to $54.0 million from $36.4 million for the year-to-date period.
     Weighted average fully diluted shares for the second quarter totaled 36.2 million, compared to 29.1 million shares in Q2 2004. The increase in weighted average fully diluted shares is a result of the Company’s initial public offering, which became effective on June 29, 2004.
Raised 2005 Business Outlook:
The following statements are based on the Company’s expectations for fiscal year 2005, subject to the risks and uncertainties described below.
•	2005 full-year total revenue is expected to grow 22-24% (or $381-$387 million), up from 21-23%, driven by new center growth, membership ramp at new and existing centers, and in-center revenue growth.

•	2005 full-year net income is expected to grow 32-34% (or $38.1-$38.7 million), up from 30-32%, driven by our growth strategies.

•	2005 diluted earnings per share are expected to grow 21-23% (or $1.05-$1.07), up from 20-22%, driven by net income growth and offset by the increase in weighted average diluted shares resulting from the initial public offering in 2004.
     As announced on July 15, 2005, the Company will hold a conference call today at 10:00 a.m. (EDT) to discuss second quarter and six-months ended 2005 results. Bahram Akradi, chairman and chief executive officer, and Michael Robinson, executive vice president and chief financial officer, will host the conference call. The conference call will be Web cast and may be accessed via the Company’s Investor Relations section of its Web site at www.lifetimefitness.com. A replay of the call will be available via the Company’s Web site beginning at 1:00 p.m. (EDT) on July 28, 2005.
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Life Time Fitness Second Quarter 2005 Results — Page 4
About Life Time Fitness, Inc.
     Life Time Fitness, Inc. (NYSE: LTM) operates distinctive and large sports and athletic, professional fitness, family recreation and resort/spa centers. As of July 28, 2005, the Company operated 42 centers in eight states, including Arizona, Illinois, Indiana, Michigan, Minnesota, Ohio, Texas and Virginia. The Company also provides consumers with personal training consultation, full-service spas and cafés, corporate wellness programs, health and nutrition education, the healthy lifestyle magazine — Experience Life, athletic events, and nutritional products and supplements. Life Time Fitness is headquartered in Eden Prairie, Minnesota (www.lifetimefitness.com). LIFE TIME FITNESS, the LIFE TIME FITNESS logo, and EXPERIENCE LIFE are registered trademarks of Life Time Fitness, Inc. All other trademarks or registered trademarks are the property of their respective owners.
Risks & Uncertainties
     Certain information contained in this press release, which does not relate to historical financial information, including the business outlook, may be deemed to constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause the Company’s actual results in the future to differ materially from its historical results and those presently anticipated or projected. The Company wishes to caution investors not to place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update such statement to reflect events or circumstances arising after such date. Among risks and uncertainties are identifying and acquiring suitable sites for new sports and athletic, professional fitness, family recreation and resort/spa centers, opening new centers, attracting and retaining members and other factors set forth in the Company’s filings with the Securities and Exchange Commission. Net earnings per share could also be affected by the number of shares outstanding, which depends on factors such as the number of shares issued upon exercise of stock options and future grants of awards pursuant to equity-based incentive plans. All remarks made during the Company’s financial results conference call will be current at the time of the call and the Company undertakes no obligation to update the replay.

LIFE TIME FITNESS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30, 2005	December 31, 2004
	(Unaudited)
ASSETS:
Current assets:
Cash and cash equivalents	$346	$10,211
Accounts receivable, net	3,336	1,187
Inventories	4,733	4,971
Prepaid expenses and other current assets	7,890	7,275
Deferred membership origination costs	9,369	8,271
Deferred tax asset	1,597	1,597
Income tax receivable	1,682	4,579

Total current assets	28,953	38,091
Property and equipment, net	564,883	503,690
Restricted cash	3,873	12,092
Deferred membership origination costs	7,603	7,061
Other assets	12,050	11,153

Total assets	$617,362	$572,087

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current liabilities:
Current maturities of long-term debt	$15,870	$47,477
Accounts payable	7,629	5,762
Construction accounts payable	22,389	17,633
Accrued expenses	24,555	19,152
Deferred revenue	24,361	20,019

Total current liabilities	94,804	110,043
Long-term debt, net of current portion	194,402	161,767
Deferred rent liability	5,132	3,678
Deferred income taxes	32,827	33,701
Deferred revenue	13,966	12,264

Total liabilities	341,131	321,453

Shareholders’ equity:
Common stock	696	676
Additional paid-in capital	217,187	209,931
Deferred compensation	(154)	(66)
Retained earnings	58,502	40,093

Total shareholders’ equity	276,231	250,634

Total liabilities and shareholders’ equity	$617,362	$572,087

LIFE TIME FITNESS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands except per share data)
(Unaudited)

	For the		For the
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
REVENUE:
Membership dues	$64,313	$51,005	$124,790	$100,184
Enrollment fees	5,452	5,073	10,137	9,580
In-center revenue	24,029	17,856	46,702	35,114

Total center revenue	93,794	73,934	181,629	144,878
Other revenue	1,813	2,655	3,306	5,881

Total revenue	95,607	76,589	184,935	150,759
OPERATING EXPENSES:
Center operations	52,827	40,466	102,398	79,519
Advertising and marketing	2,619	2,774	6,910	6,454
General and administrative	7,331	5,599	13,821	11,549
Other operating	3,226	4,393	6,164	8,949
Depreciation and amortization	9,190	6,971	17,924	13,918

Total operating expenses	75,193	60,203	147,217	120,389

Income from operations	20,414	16,386	37,718	30,370
OTHER INCOME (EXPENSE):
Interest expense, net	(3,243)	(4,449)	(7,069)	(9,061)
Equity in earnings of affiliate	266	267	554	520

Total other income (expense)	(2,977)	(4,182)	(6,515)	(8,541)

INCOME BEFORE INCOME TAXES	17,437	12,204	31,203	21,829
Provision for income taxes	7,150	4,993	12,794	8,970

NET INCOME	10,287	7,211	18,409	12,859
Accretion on redeemable preferred stock	—	1,737	—	3,474

NET INCOME APPLICABLE TO COMMON SHAREHOLDERS	$10,287	$5,474	$18,409	$9,385

BASIC EARNINGS PER COMMON SHARE	$0.30	$0.34	$0.54	$0.58

DILUTED EARNINGS PER COMMON SHARE	$0.28	$0.25	$0.51	$0.44

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING — BASIC	34,360	16,195	34,091	16,175

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING — DILUTED	36,161	29,123	36,047	29,124

LIFE TIME FITNESS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	For the Six
	Months Ended June 30,
	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$18,409	$12,859
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	17,924	13,918
Deferred income taxes	(874)	(118)
Loss on disposal of property, net	370	128
Amortization of deferred financing costs	701	704
Compensation related to stock options and restricted stock	(215)	149
Tax benefit from exercise of stock options	4,222	—
Changes in operating assets and liabilities	13,499	8,719

Net cash provided by operating activities	54,036	36,359
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment (excluding non-cash purchases supplementally noted below)	(83,266)	(58,721)
Increase in construction accounts payable	4,756	9,894
Proceeds from sale of property	3,778	1,247
Increase in other assets	(425)	(2,592)
Decrease (increase) in restricted cash	8,219	(771)

Net cash used in investing activities	(66,938)	(50,943)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long-term borrowings	112,641	26,466
Repayments on long-term borrowings	(111,613)	(29,172)
Increase in deferred financing costs	(1,174)	(976)
Proceeds from exercise of stock options	3,183	246

Net cash provided by (used in) financing activities	3,037	(3,436)

DECREASE IN CASH AND CASH EQUIVALENTS	(9,865)	(18,020)
CASH AND CASH EQUIVALENTS—Beginning of period	10,211	18,446

CASH AND CASH EQUIVALENTS—End of period	$346	$426

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash payments for interest, net of capitalized interest of $2,037 and $789 respectively	$7,934	$8,410

Cash payments for income taxes	$6,549	$6,819

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Property and equipment purchases financed through notes payable	$—	$2,954

Property and equipment purchases financed through capital lease obligations	$—	$145

Non-GAAP Financial Measures
     This release contains a non-GAAP disclosure, EBITDA, which consists of net income plus interest expense, net, provision for income taxes and depreciation and amortization. This term, as the Company defines it, may not be comparable to a similarly titled measure used by other companies and is not a measure of performance presented in accordance with GAAP. The Company uses EBITDA as a measure of operating performance. The funds depicted by EBITDA are not necessarily available for discretionary use if they are reserved for particular capital purposes, to maintain compliance with debt covenants, to service debt or to pay taxes. EBITDA should not be considered as a substitute for net income, cash flows provided by operating activities or other income or cash flow data prepared in accordance with GAAP. Additional details related to EBITDA are provided in the Form 8-K that the Company filed with the Securities and Exchange Commission on the date of this press release.
     The following table provides a reconciliation of net income, the most directly comparable GAAP measure, to EBITDA:
LIFE TIME FITNESS, INC.
RECONCILIATION OF NET INCOME TO EARNINGS BEFORE INTEREST,
INCOME TAXES AND DEPRECIATION AND AMORTIZATION
(In thousands)
(Unaudited)

	For the		For the
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
Net Income	$10,287	$7,211	$18,409	$12,859
Interest expense, net	3,243	4,449	7,069	9,061
Provision for income taxes	7,150	4,993	12,794	8,970
Depreciation and amortization	9,190	6,971	17,924	13,918

EBITDA	$29,870	$23,624	$56,196	$44,808